UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of report (Date of earliest event reported): August 18, 2006
DIRT MOTOR SPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18045	84-0953839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 W. Main, Suite 150 Norman, Oklahoma	73072
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (887) 5-RACING
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The Company has entered into an Employment Agreement with Thomas Deery. Mr. Deery joins the Company as the Company’s acting Chief Executive Officer and President. A copy of Mr. Deery’s Employment Agreement is attached to this Current Report as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Please see the Company’s response to Item 1.01.
     From November 2002 until joining the Company in February 2006 as Interim President, Mr. Deery was the Senior Vice President, Motorsports for Rand Sports and Entertainment Insurance. From March 2001 to November 2002, Mr. Deery was founder and President of Deery Sports Management, a national motorsports consulting and management firm. From 1996 until forming Deery Sports Management, Mr. Deery served as Vice President of NASCAR weekly series and regional touring. Mr. Deery has a deep background in facility management and ownership. Mr Deery holds a Bachelors of Science degree in Business and Economics from the University of Wisconsin — Platteville.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following is a list of exhibits filed as part of this Current Report on Form 8-K:
10.1	Employment Agreement, dated effective August 20, 2006, by and between Dirt Motor Sports, Inc., and Thomas Deery.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 18, 2006	DIRT MOTOR SPORTS, INC.

	By:	/s/ Brian Carter
	Name:	Brian Carter
	Title:	Executive Vice President and CFO